February 26, 1996

To the Board of Directors of
Prudential Mortgage Income Fund, Inc.


In planning and performing our audit of
the financial statements of Prudential
Mortgage Income Fund, Inc. (the "Fund")
for the year ended December 31, 1995, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purposes of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, and not to provide assurance on the internal control structure.

The management of the Fund is
responsible for establishing and
maintaining an internal control
structure.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are appropriately safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and may not be
detected.  Also, projection of any
evaluation of the structure to future
periods is subject to the risk that it
may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal
control structure would not necessarily
disclose all matters in the internal
control structure that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
the internal control structure,
including procedures for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of December 31, 1995.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.


PRICE WATERHOUSE LLP